MUFG Americas Holdings Corporation (MUAH) Investor Presentation for the Quarter Ended June 30, 2020 MUFG Americas Holdings Corporation

Forward-Looking Statements and Non-GAAP Financial Measures This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect," “target,” “anticipate,” “intend,” “plan,” “seek," "estimate,” “potential,” “project,” "forecast," "outlook," or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” "might," or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any factor described above, in this presentation, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes the tangible common equity capital ratio to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. This investor presentation also includes the adjusted efficiency ratio to enhance the comparability of MUAH's efficiency ratio when compared with other financial institutions. This presentation should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended June 30, 2020. MUFG Americas Holdings Corporation Investor Presentation, 2Q20 2

Strength of U.S. Presence MUAH and MUFG America's mission is to be a foundation of strength and trust committed to meeting the needs of our customers, colleagues, communities and shareholders, fostering shared and sustainable growth. Financial Strength and Value Clients • High quality loan portfolio with historically strong • Strategic footprint in affluent West Coast markets credit performance • MUB serves 2.1 million clients and is committed to • Solid investment grade credit ratings (MUFG Union forging long-standing relationships that enable us to Bank (MUB) is rated A/A2/A) provide strong solutions to our clients • Strong balance sheet with high-quality capital base and strong liquidity – Tier 1 risk-based capital ratio of 14.48% Shareholders Colleagues • Owned by and strategically important to Mitsubishi • Experienced, stable, and diverse local management UJF Financial Group (MUFG), one of the world’s team and a majority of independent board members largest financial organizations • MUFG Americas is committed to Inclusion and • MUFG traces its history back over 360 years and Diversity emphasizes a conservative risk culture with a focus on safety and soundness MUFG Americas Holdings Corporation Investor Presentation, 2Q20 3

MUFG has a Significant Presence in the U.S.

Significant presence in the United States through MUFG Americas Holdings Corp. (MUAH), its Intermediate Holding Company, as well as through MUFG branches, collectively referred to as Combined U.S. Operations (CUSO)



Mitsubishi UFJ Financial Group (MUFG)
100%
Mitsubishi UFJ Securities Holdings (MUS)
100%
MUFG Bank, Ltd. (formerly Bank of Tokyo-Mitsubishi UFJ, Ltd.)
100%
Mitsubishi UFJ Trust and Banking (MUTB)
5%
95%
Combined U.S. Operations
MUFG Americas
MUFG U.S.
MUFG Americas Holdings Corp (MUAH)
Intermediate Holding Company
MUFG Union Bank, N.A. (MUB)
6/30/20 assets: $136.3B
MUFG Securities Americas (MUSA)
6/30/20 assets: $27.9B
Non-Bank Subs (Leasing)
6/30/20 assets: $3.3B1
Branches
MUFG Bank NY
6/30/20 assets: $151.8B
MUFG Bank LA
6/30/20 assets: $9.0B
MUFG Bank Chicago
6/30/20 assets: $3.5B
MUTB NY
6/30/20 assets: $18.8B
Latin America & Canada Operations

MUFG[2]

- ***Total Assets:*** $3.1 trillion, 5th largest globally
- ***Loans:*** $1.0 trillion
- ***Locations:*** ~2,700
- ***Employees:*** ~180,000 across 50+ countries
- ***Deposits:*** $1.7 trillion, 5th largest globally

MUFG U.S.

- ***Total Assets:*** $393 billion[3]
- ***Loans:*** $198 billion, 9th largest among U.S. Banks[3]
- ***Deposits***: $201 billion[3]
- ***Locations:*** 352 branches[4]
- ***Employees:*** ~13,240 FTE[5]

1. Net of intercompany eliminations
2. MUFG: Total Assets, Loans, and Deposits as of 3/31/2020 using an exchange rate of USD 1.00 = JPY 108.83; global rankings for Total Assets and Deposits are as of 12/31/2019; locations, employees, and countries are as of 12/31/2019
3. MUFG U.S.: Total Assets of $393 billion, Loans of $198 billion, and Deposits of $201 billion; including intercompany adjustments as of 3/31/2020
4. MUAH has transitioned PurePoint Financial to a fully digital offering and closed the 22 Financial Centers effective 2/20/2020
5. Source: MUAH's 12/31/2019 10-K filing, number of full-time equivalent (FTE) employees for MUAH only

MUFG Americas Holdings Corporation Investor Presentation, 2Q20
4

Supporting Clients, Communities, and Colleagues

We have seen overwhelming economic and social suffering across our country as a result of COVID-19 and recent protests highlighting social and racial inequality. We believe it is our responsibility to be part of the solution.

	Clients	Communities	Colleagues

COVID-19	▪ Provided **~$2.5B of loans to ~14,000 clients**[1] under SBA Paycheck Protection Program
	▪ **Launched on July 2nd and began accepting applications** for the Main Street Lending Program
	▪ **Business and Consumer Relief Programs** (e.g., payment deferrals, fee waivers, loan restructurings, temporary credits, and deposit limit exceptions)
		▪ **$3 million commitment to support local communities** globally to accelerate the path to recovery
		  ▪ $1.4 million in support of the small business sector
		  ▪ $500,000 for US-based social safety net programs
		  ▪ $100,000 for community-based organizations in Canada and Latin America
		  ▪ $1 million to existing small business grants in the U.S.
			▪ Quickly ramped up technology to enable **80%+ MUFG Americas**[2] **colleagues to work from home**
			▪ **Employee Relief Funding of $400,000** for employees in the US
			▪ All Union Bank branch staff in CA, WA, and OR received **relief pay** of up to $2,000
			▪ MUFG Americas U.S. colleagues who became ill or needed to attend to family matters received **additional time off**

Social & Racial Inequality	▪ **Redirected clients** to three nearby branches following the La Mesa branch fire
	▪ **Steadfast commitment to our communities** as demonstrated by plans to rebuild the La Mesa branch
	▪ Since 2003, MUB has committed $50.7 million to **support minority and women lead investments firms**
		▪ **$10 million Community Recovery Program** aimed at addressing social and racial inequalities in the U.S.
		  ▪ $5 million will be directed to small business recovery efforts
		  ▪ $3 million toward rebuilding the workforce
		  ▪ $2 million to continue building financial security
			▪ **Observation of Juneteenth**
			▪ **MUB is committed to increasing diverse representation** through hiring, development and retention practices. Workforce is comprised of[3]:
			  ▪ 49.6% women
			  ▪ 58.5% people of color
			  ▪ 66.1% women or people of color at the VP level and above
			▪ Planned actions also include delivering **enhanced diversity training and strengthening our inclusion** and diversity ecosystem

1. As of 7/15/2020
2. Colleagues from the U.S., Canada, and Latin America
3. As of 3/31/2020

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

5

2020-2023 Strategic Plan The strategic plan returns MUB to what it was known for in the past: consistent client-centric, relationship-based banking in chosen client segments; drives towards an efficient cost structure; and positions MUAH for improved financial performance on a long-term basis. Strategic Imperatives What we are doing 1 ▪ MUB will be dedicated to a client-centric, relationship-based, “back to basics” approach Execute on Strategic Business Initiatives ▪ Wholesale bank will continue to focus on key client segments and differentiating through innovative credit structures 2 ▪ Rewiring will structurally change the way we operate and significantly reduce our cost base Simplify Operating Model & Drive Efficiencies ▪ Regional Bank Restructure will optimize our cost structure by transforming the physical branch network to support target segments 3 ▪ Transformation will bring a client-first, customer centric operating model to support our Drive Technology business and technology opportunities Transformation ▪ Position the bank for growth 4 ▪ Maintain effective oversight of compliance matters Effectively Manage Risk and Meet Regulatory ▪ Advance the firm’s information security control framework Requirements1 ▪ Replace the Core Banking platform and implement the Risk and Regulatory Data program 1. Further covered in the Financial Summary for MUAH MUFG Americas Holdings Corporation Investor Presentation, 2Q20 6

1 MUFG Union Bank Segment Strategy Overview Segment Strategy Regional Bank Global Corporate & Investment Commercial Banking, Business High Net Worth / Mass Affluent / Banking-US Banking & Small Business Affluent Mass Market Lead with ideas Lead with credit and Lead with relationship mortgage Lead with simple, everyday and bespoke team-based collaboration to and deepen with deposits and banking to efficiently grow low- solutions win clients and grow core deposits investments cost deposits Product Strategies Leverage deep commercial lending expertise to drive Commercial Lending growth in key segments and verticals Deposits & Treasury Fund the bank efficiently with low-cost core deposits and enhanced collaboration with Transaction Banking Management Capital Markets and Deepen relationships with value-add capital markets, FX, investment banking and wealth management products and advice Advisory Services Home Lending Leverage home lending strength as a key relationship driver and acquisition engine Profitably deploy personal lending for acquisition and primacy Personal Lending Foundational Strategies Organization Organize around client segments, align performance measurement and incentives, maintain safety and soundness Digital Platform Enhance client-facing and internal digital capabilities around segment-specific needs Physical Distribution Optimize the physical distribution for efficiency and fit-for-purpose segment objectives Efficiencies Prioritize efficiency and simplification across segments and supporting operations MUFG Americas Holdings Corporation Investor Presentation, 2Q20 7

1 Regional Bank Strategic Approach by Core Segment “Back to Basics” approach aimed at differentiating among Commercial, Business, and High Net Worth Strategy segments, while efficiently serving the Mass Affluent and Mass Market Target Commercial Banking, Business High Net Worth / Affluent Mass Affluent / Mass Market Segments Banking & Small Business Relationship mortgage to Credit and relationship pricing Simple everyday banking to Lead With opportunistically grow deposits to win clients and grow deposits efficiently grow low-cost deposits and investments Key Market Share | Depth | Wallet Share | Depth | Core Deposits | Primacy | Success Core Deposits Core Deposits Efficiency Measures ▪ Relationship-based approach to client engagement across ▪ Easy, simple everyday business and personal banking, i.e., Bank FreelyTM ▪ Talented and collaborative salesforce, with specialty focus in key growth areas ▪ Efficiently offer conforming Approach mortgage and personal ▪ Competitively priced products and services across credit, loans deposits and investments ▪ Reliable self-service and ▪ A fit-for-purpose physical network basic digital functionality ▪ We will not be everything to everyone MUFG Americas Holdings Corporation Investor Presentation, 2Q20 8

1 Global Corporate Investment Bank-US Strategy and Initiatives Enhance Profitability Optimize Balance Digitize & Enhance Strategy and Deepen Customer Sheet and Enhance Improve Productivity Infrastructure Relationships Risk Capabilities Target Mid Corporate / Large Cap Investment Grade Financial Sponsors Segments Non-Investment Grade Clients Clients ▪ Securitized Products ▪ Lead with ideas / bespoke ▪ Leveraged Finance: Buyout / Underwriting ▪ Selective Mid-Corporate solutions Expansion ▪ Working Capital Solutions ▪ Direct Lending Initiatives ▪ Leasing Transformation and ▪ TPS Acquisition ▪ Working Capital Solutions for Growth Sponsor Owned Companies ▪ Asset-Based Lending/ Distressed Debt ▪ Barbell approach ◦ Global scale to support large cap M&A and cross-border needs ◦ Extending industry expertise to Mid-Corp ◦ Combining fundamental credit competency with emerging structural and marketable credit skills Value • Delivering One MUFG across full Corporate Investment Banking suite Delivery ◦ Bank loans ◦ Capital markets, interest rate and various foreign exchange ◦ Transaction Banking • Extracting value for customized solutions MUFG Americas Holdings Corporation Investor Presentation, 2Q20 9

2 Rewiring for the Future To effectively compete and meet our clients' needs, we are pursuing a multi-year effort to reduce our cost base and drive continuous improvement. We are targeting a range of $250-$300 million in Strategy benefits for the first phase of the Rewiring Program by 20231, some of which will be offset by reinvestment in technology, regulatory compliance and growth initiatives. Structural Workforce Geographic Process Simplification Organization Design Procurement Initiatives Distribution & Automation • Leverage strategic • Break down silos • Reduce spend on • Simplify our locations to reduce and combine like consultants, travel operations and our high cost functions in shared and entertainment, automate manual footprint and service centers; and other third-party processes to outsource certain increase spans and and discretionary increase employee activities that can reduce layers spend productivity Approach be performed efficiently and safely by third-party centers of excellence Effort launched at the end of 2018 to drive value to the bottom line with implementation and rigorous Value tracking; accompanied by organization change management program to sustain lower cost base over time; objective is to close cost gap to US peers. 1. Not including any potential reductions in expenses and associated fees transfer-priced to MUFG U.S. branches that may also result from the program MUFG Americas Holdings Corporation Investor Presentation, 2Q20 10

3

Transformation Program Alignment with Technology Strategy

Strategy	**Operation & Technology strategy will create the solid foundation MUB needs to transform and grow its business in a hyper-competitive marketplace.**				
Initiatives	**Replace Legacy & End of Life Platforms**	**Data-as-a-Service Strategy**	**21st Century Infrastructure**	**Run the Bank**	**Risk Weighted Management**
Approach	• Address **End-of-Life backlog** and enable **move to cloud, ex. Core Banking & Enterprise Data Platforms** • Decrease **risk of non- compliance**, and reduce **cost of compliance** • Deliver prerequisite for **improved customer experience/reduced attrition** • Leverage **Integrated** regulatory compliance • Increase proportion of **open platform** applications	• Establish and maintain an **enterprise-wide data strategy** and **common data governance standards** • Drive **prioritization** of data consumption requirements • Set priorities for building **common data infrastructure** services • Make data **available to support decision making**	• Enable **'Fit for growth'** Ops & Tech • Operate **securely in the cloud** • Drive **reduction in operating costs** • Increase **speed-to-market** • Ensure **security and compliance** • Focus on **automation and development, security and operations** to drive safety and soundness & efficiency	• Instill **customer-first culture** • **Empower employees** • Fill **capability gaps** with strategic hires • Improve **business processes** and make **innovation** the cultural norm • Improve **technology operations** • Drive rapid evolution by identifying and **eliminating bottlenecks**	• Mature **First Line processes**, risk and controls to reduce risk and meet regulatory requirements • Ensure robust, effective **issue management** • Build an innovative, **industry-standard security** program • Address application **End-of-Life** risk holistically • Implement processes that **fix the problem** "at the left"
	TRANSFORMATION ALIGNMENT				

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

11

2 3 Expense & Technology Initiative Wins Rewire ▪ Enhanced our organization design and improved span of control (ongoing) ▪ Redistributed work to strategic locations; expanded workforce in Phoenix for multiple support functions ▪ Significant progress in Third Party Spend to enable the consolidation and commercial leverage of our professional services providers and reduction in travel and expense ▪ Holistic workforce redistribution plans and office space consolidation efforts developed Regional Bank Restructuring ▪ Recalibrated operating costs for PurePoint inclusive of closure of all 22 PurePoint Financial Centers ▪ Optimizing the MUB branch network ▪ Run rate savings expected in FY21 Transformation ▪ Initiated Core Banking & Enterprise Data Platform replacement initiatives ▪ Initial set up of Cloud environment allow for rapid deployment of business capabilities ▪ Completed automated delivery capabilities ▪ Met initial cost savings targets for FY’19; full run rate savings expected by 2027 MUFG Americas Holdings Corporation Investor Presentation, 2Q20 12

Financial Summary for MUAH This section only includes financials and other disclosures for MUAH and excludes MUFG Americas operations outside of MUAH 13

MUAH Key Business Segments

Diversification across segments and products as illustrated through revenue and earnings mix. Key MUAH business segments[1] consist of:

Regional Bank

Provides banking products and services to individual and business customers in California, Washington, and Oregon through five major business lines: Consumer Banking, Commercial Banking, Real Estate Industries, Wealth Markets, and PurePoint Financial which is a national online direct bank deposit platform

Global Corporate & Investment Banking - U.S.

Delivers the full suite of products and services to large and mid-corporate customers based on industry-focused coverage teams, including credit as well as global treasury management, capital market solutions and various foreign exchange, interest rate risk and commodity risk management products

Transaction Banking

Offers working capital management and asset servicing solutions, including deposits and treasury management, trade finance, and institutional trust and custody to customers

MUFG Securities Americas

Engages in capital markets origination transactions, domestic and foreign debt and equity securities transactions, private placements, collateralized financings, and securities borrowing and lending transactions

Three Months Ended June 30, 2020
$1,596MM Total Revenues by Segment ($MM)[2]



$449
28.1%
$597
37.4%
$283
17.7%
$55
3.4%
$212
13.3%
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other

Three Months Ended June 30, 2020
$418MM Pre-tax, pre-provision income[3] ($MM)



$95
$81
$11
$133
$98
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other[2]

1. Source: Form 10-Q for the quarter ended June 30, 2020
2. Numbers may not add to 100% due to rounding
3. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

14

2020 Second Quarter MUAH Results

(Dollars in millions) **Results of operations:**	**June 30, 2020**	**March 31, 2020**	**June 30, 2019**	**March 31, 2019**
	For the Three Months Ended			
Net interest income	$ 787	$ 774	$ 777	$ 783
Noninterest income	809	612	649	632
Total revenue	1,596	1,386	1,426	1,415
Noninterest expense	1,178	1,201	1,154	1,170
Pre-tax, pre-provision income[1]	418	185	272	245
(Reversal of) provision for credit losses	361	470	56	38
Income before income taxes and including noncontrolling interests	57	(285)	216	207
Income tax expense (benefit)	39	25	20	28
Net income including noncontrolling interests	18	(310)	196	179
Deduct: Net loss (income) from noncontrolling interests	4	4	3	5
Net (loss) income attributable to MUAH	**$ 22**	**$ (306)**	**$ 199**	**$ 184**

Compared to the second quarter of 2019, net income decreased by $177 million

- Net income attributable to MUAH was $22 million for the three months ended June 30, 2020. The decrease in net income compared to the same quarter in 2019 was largely due to the provision for credit losses of $361 million. The provision was partially offset by an increase noninterest income of $160 million compared to the same quarter in 2019 primarily due to increases in investment banking and syndication fees, gains on sales of securities and fees from affiliates for services provided to MUFG Bank, Ltd.
- The provision for credit losses in the first and second quarter of 2020 was substantially driven by the impact of COVID-19 and the corresponding deterioration in the economic environment. The global pandemic from the spread of COVID-19 and governmental responses thereto have significantly impacted the U.S. and California economies and caused significant ongoing economic uncertainty, which may affect our critical accounting estimates, including our assumptions used to estimate the allowance for credit losses and may adversely affect our business and results of operations in many other ways, the ultimate impact of which cannot be predicted at this time.
- In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which provides new guidance on the accounting for credit losses for instruments that are within its scope. The Company adopted the ASU on January 1, 2020, and recorded an increase to the allowance for credit losses of $199 million, primarily due to an increase in the allowance for consumer loans, offset by a $52 million deferred tax asset, and a $147 million cumulative-effect adjustment reduction to retained earnings.

1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

15

MUAH Balance Sheet and Profitability Highlights as of Period End

- $167.4 billion in total assets, of which MUB has $136.3 billion and MUSA has $27.8 billion
  - Assets comprised primarily of high-quality residential mortgage / CRE / C&I loans ($86.5 billion) and highly liquid securities ($23.7 billion), among others
- Strong deposit base ($102.6 billion) supported with wholesale funding

(Dollars in millions)	June 30, 2020	March 31, 2020	June 30, 2019	March 31 2019
Balance sheet (end of period)				
Total assets	$ 167,350	$ 165,696	$ 172,010	170,707
Total loans held for investment	86,535	89,786	88,468	87,587
Total securities	23,734	24,008	25,595	28,216
Securities borrowed or purchased under repo	17,081	15,715	24,006	22,860
Trading account assets	12,453	11,799	10,910	10,889
Total deposits	102,572	98,475	94,588	92,905
Securities loaned or sold under repo	22,087	22,623	28,917	27,425
Long-term debt	16,785	16,686	16,068	17,335
Trading account liabilities	3,256	2,456	3,805	3,896
MUAH stockholders' equity	16,658	16,448	17,266	16,897
Performance ratios (YTD)				
Net interest margin [1,2]	2.03%	2.02%	2.03%	2.06%
Return on average assets [1]	(0.34)	(0.72)	0.45	0.44%
Return on average MUAH stockholders' equity [1]	(3.40)	(7.41)	4.53	4.41%
Return on tangible common equity [1,4]	(3.74)	(8.30)	5.93	5.76%
Efficiency ratio [3]	79.78	86.65	81.80	82.67%
Adjusted efficiency ratio [4]	75.55	84.23	77.82	78.96%

Compared to the previous year:

- Total assets decreased $4.7 billion driven by declines in securities borrowed or purchased under resale agreements of $6.9 billion, total securities of $1.9 billion, loans held for investment of $1.9 billion and goodwill of $1.6 billion and offset by an increase in interest bearing deposits in banks of $7.5 billion
- Loans held for investment decreased primarily due to a decline in residential mortgage and home equity and partially offset by an increase in commercial and industrial loans
- Total deposits increased $8.0 billion primarily due to noninterest bearing deposits and money market accounts and offset by a decrease in time deposits

1. Annualized based on year to date activity
2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 21% for 2019 and 2020
3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
4. Non-GAAP financial measure in our 10-Q for quarter ended June 30, 2020, March 31, 2020, June 30, 2019 and March 31, 2019

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

16

Balance Sheet Composition and Trends

Earning Asset Mix[1]



Securities Purchased under Repo and Borrowed, 11.8%
Trading Assets & Other, 7.5%
Cash and Cash Equivalents, 7.9%
Securities, 16.0%
Loans, 56.8%

Loan Portfolio Composition[2]



Commercial Mortgage, 19.2%
Construction, 1.8%
Lease Financing, 1.1%
Residential Mortgage & Home Equity, 40.8%
Commercial & Industrial, 32.2%
Other Consumer, 4.9%

Earning Assets[3] ($B)



(0.1)%
7
11
23
27
88
2Q19
7
11
23
27
88
3Q19
7
11
23
27
88
4Q19
9
12
21
26
88
1Q20
12
12
18
25
88
2Q20
Loans
Securities
Securities Purchased under Repo and Borrowed
Trading Assets & Other
Cash and Cash Equivalents

Deposit Growth[4] ($B)



+8.4%
32
17
4
9
33
2Q19
33
17
4
9
33
3Q19
32
16
5
9
35
4Q19
34
14
2
9
39
1Q20
39
10
5
10
38
2Q20
Money Market
Savings
Interest Checking
Time Deposit
Non-Interest Bearing

1. Average balance for the year ended June 30, 2020. May not total 100% due to rounding
2. Average balance total loans held for investment, including all nonperforming loans and purchased credit-impaired loans for the year ended June 30, 2020. May not total 100% due to rounding
3. Average balance for the year ended June 30, 2020. May not total 100% due to rounding
4. Ending quarterly balances and growth rate may not total due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

17

Strong Deposit Base

Retail Deposits

- Focus on core deposit growth while optimizing total bank-wide funding costs across Union Bank and PurePoint Financial
- Launch new and innovative products to drive acquisition and improve customer and deposit retention
- Continue to execute on and evolve COVID-19 responses to provide Consumer and Small Business deposit relief efforts

Commercial Deposits

- Align product and platform build-outs to increase PxV and drive core balance growth
- Focus on key customer segments, with improved customer segmentation, data and reporting, pricing strategies, and enhanced collaboration with Regional Bank partners

Deposit Breakdown ($B)[3]

$102.6 billion Total Deposits



Transaction & Money Market
Savings
Time
Non-Interest Bearing
$39.0
38%
$43.8
43%
$10.0
10%
$9.8
10%

Major Deposit Share in Key California Locations[1,2]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
Santa Maria-Santa Barbara, CA	2	14.80
San Diego-Chula Vista-Carlsbad, CA	4	13.25
Salinas, CA	5	8.70
Los Angeles-Long Beach-Anaheim, CA	4	8.69
Fresno, CA	4	6.98
Oxnard-Thousand Oaks-Ventura, CA	5	5.82
Sacramento-Roseville-Folsom, CA	5	4.72
Riverside-San Bernardino-Ontario, CA	6	4.08
San Francisco-Oakland-Berkeley, CA	7	2.52
San Jose-Sunnyvale-Santa Clara, CA	10	2.24
Overall California	**4**	**5.91**

1. Source: SNL Financial as of 6/30/19, "Pro Forma" ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied
2. The above balances do not include PurePoint deposits which are primarily placed with customers outside MUB's West Coast markets
3. Period-end total deposits may not total 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 2Q20
18

Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Residential Mortgage and Home Equity Portfolio Other Consumer Loans1 Period-end Loan Balances and Net Charge-Offs ($MM) Period-end Loan Balances and Net Charge-offs ($MM) $4,428 $4,450 $4,372 $3,975 $3,855 $40,566 $39,693 $38,018 $36,036 $33,794 $19 $26 $34 $39 $43 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Residential Mortgage and Home Equity Marketplace Lender Originated Consumer Card Other Net Charge-offs 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Net Charge-Offs $ (1) $ (2) $ (1) $ (1) $ (1) Other Consumer Loans $3,975 $4,428 $4,450 $4,372 $3,855 Other 75 74 74 71 63 Consumer Card 316 307 291 269 245 Marketplace Lender Originated 3,583 4,047 4,085 4,032 3,547 Net Charge-offs 19 26 34 39 43 1. Quarterly balances may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 2Q20 19

Residential Mortgage and Home Equity Loans Continue to Perform Well

Residential Mortgage Performance Trends
(60 days Past Due + in Foreclosure) [3]



40.0%
30.0%
20.0%
10.0%
0.0%
2Q10
2Q11
2Q12
2Q13
2Q14
2Q15
2Q16
2Q17
2Q18
2Q19
2Q20
MUB
MBA-CA Conventional
National Conventional
MBA-CA Conventional ARM

Home Equity Total Delinquency
(60 Days + Past Due) [3]



8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2Q10
2Q11
2Q12
2Q13
2Q14
2Q15
2Q16
2Q17
2Q18
2Q19
2Q20
MUB
National (McDash)
CA Only (McDash)

Residential Mortgage Portfolio as of June 30, 2020:

- 37% interest-only (non-amortizing)
  - 64% weighted average LTV[1] for the I/O portfolio
- No subprime programs or option ARM loans
- Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs
- 81% of the consumer portfolio has a refreshed FICO score of 720 and above[2]
- 98% has an LTV less than or equal to 80%

1. At origination
2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans
3. Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association (MBA), McDash/Black Knight Financial Services; Benchmark metrics are reported on a one quarter lag

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

20

High Quality Securities Financing Portfolio (MUSA) Securities Financing Maturity Profile • Securities financing activity largely conducted through MUSA 25,000 • Securities financing portfolio is primarily 20,000 $18,031 collateralized by high quality, liquid assets • Approximately 87% is collateralized by ) s 15,000 n o i l U.S. Treasuries and Agency MBS and l i M ( $ 10,000 $8,633 $8,274 13% is backed by equities, credit and other $4,300 $4,826 5,000 $3,545 $2,848 • Robust risk management framework $1,150 0 governs secured financing profile including 1 O/N and Continuous 2-30 days 31-90 days > 90 days guidelines and limits for tenor gaps, counterparty concentration and stressed Assets Liabilities liquidity outflows Assets2 Liabilities2 5.1% 3.6% 2.4% 3.1% 5.9% 5.0% U.S. Treasury & Government Agencies Agency MBS 42.1% Corporate Bonds 49.5% Other Debt 37.1% 46.2% Equities 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 2. Total assets and liabilities may not total 100% due to rounding MUFG Americas Holdings Corporation Investor Presentation, 2Q20 21

Commercial Loan Portfolio Commercial loan balance remains stable in 2Q20; net charge-offs continue to illustrate strong credit quality Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs (Recoveries) ($MM) $49,378 $48,886 $45,745 $43,927 $44,572 $57 $68 $2 $25 $11 Period 2Q19 3Q19 4Q19 1Q20 2Q20 Total Commercial and Corporate $43,927 $44,572 $45,745 $49,378 $48,886 Lease Financing 1,276 1,235 1,001 980 1,027 Construction 1,656 1,609 1,511 1,583 1,712 Commercial Mortgage 15,769 15,909 16,895 16,943 16,683 Commercial & Industrial 25,226 25,819 26,338 29,872 29,464 Total Net Charge-offs (Recoveries) $2 $57 $68 $25 $11 MUFG Americas Holdings Corporation Investor Presentation, 2Q20 22

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

Q2 2020 Property Type Breakdown[2]



Unsecured: 6.0%
Other: 13.6%
Secured 94.0%
Multi-Family: 40.8%
Industrial: 11.7%
Retail: 13.0%
Office: 15.0%

Q2 2020 Geographic Distribution[3]



Other: 15.6%
Los Angeles: 20.7%
Oregon: 3.0%
Texas: 2.4%
Washington: 6.9%
California 67%
Orange: 9.5%
New York: 5.1%
San Diego: 10.8%
Other (CA): 15.5%
Santa Clara: 4.7%
Alameda: 3.7%
San Bernardino: 2.0%

Commercial Real Estate Statistics

(Dollars in millions)	June 30, 2020	March 31, 2020	June 30, 2019
Commitments	$ 24,215	$ 24,514	$ 23,370
Commercial and Industrial	4,280	4,336	4,043
Commercial Mortgage	16,954	17,191	16,043
Construction	2,981	2,987	3,283
Outstandings	20,629	20,910	19,044
Commercial and Industrial	2,239	2,395	1,627
Commercial Mortgage	16,678	16,933	15,761
Construction	1,712	1,582	1,656
Nonperforming Loans	191	70	9

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses; does not include CMBS in the investment or trading portfolios
2. May not add to 100% due to rounding
3. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA); may not add to 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

23

Materially De-Risked Oil & Gas Portfolio from 2015-2020 Total Exposure Trends Criticized Assets / NCO Trends 2015 vs. 2020 O&G Exposure by Subsectors • Materially de-risked Oil & Gas portfolio from 2015-2020: • Strategically reduced $5.4 billion (68%) of exposure through loan sales and exits • Reduction focused in the highest risk sectors ▪ Exploration and Production (E&P) exposure reduced by $5.4 billion (83%) ▪ $0.7 billion (63%) of the remaining $1.1 billion E&P exposure is Reserve Based Lending MUFG Americas Holdings Corporation Investor Presentation, 2Q20 24

Asset Quality Trends

Nonaccrual Loans / Total Loans[1,2]



1.0%
0.5%
0.0%
0.68%
0.54%
0.57%
0.47%
0.57%
0.37%
0.61%
0.36%
0.72%
0.71%
2Q19
3Q19
4Q19
1Q20
2Q20
MUAH
Reference Banks' Average[3]

Net Charge-offs (Recoveries) / Average Loans[1,4]



1.0%
0.5%
0.0%
-0.5%
0.45%
0.09%
0.50%
0.36%
0.54%
0.45%
0.57%
0.29%
0.59%
0.24%
2Q19
3Q19
4Q19
1Q20
2Q20
MUAH
Reference Banks' Average[3]

Criticized[5] & ACL / Total Loans



Criticized %
ACL %
Loans Held for Investment
6%
4%
2%
0%
$88,468
$88,693
$88,213
$89,786
$86,535
2.01%
1.74%
1.78%
2.87%
4.43%
0.76%
0.77%
0.73%
1.40%
1.80%

	2Q19	3Q19	4Q19	1Q20	2Q20
Criticized	1,782	1,547	1,567	2,579	3,831
Total Allowance for Credit Loss	670	684	647	1,253	1,561

Nonperforming Assets by Loan Type ($MM)



$700
$600
$500
$400
$300
$200
$100
$0
1
19
120
9
454
0.35%
3
1
139
20
258
0.24%
1
1
137
15
175
0.19%
1
3
146
55
16
103
0.20%
1
206
45
147
222
0.37%
2Q19
3Q19
4Q19
1Q20
2Q20
Commercial & Industrial
Commercial Mortgage
Construction
Residential Mortgage & Home Equity
Other Consumer
OREO
NPA / Total Assets

1. Source: SNL Financial and company reports
2. Total Loans for MUAH is based on Total Loans Held for Investment; Total Loans for Reference Banks' Average is based on gross loans which includes loans held for sale
3. Reference banks consist of 12 CCAR-filing public regional banks (CFG, CMA, COF, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB, ZION) plus the four largest U.S. money center banks (BAC, C, JPM, WFC). Reference Banks' average based on reporting through July 24, 2020 (Source: SNL Financial)
4. Annualized ratio
5. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

25

Strong Liquidity Position and Diverse Funding Mix • Under the joint agency Tailoring Rules, Category IV firms (such as MUAH) are required to maintain a liquidity buffer that is sufficient to meet the projected net stress cash-flow need over a 30-day planning horizon under the firm's internal liquidity stress test and subject to monthly tailored liquidity reporting requirements • Unpledged securities of $20.8 billion; ability to meet expected obligations for at least 18 months without access to funding • Key sources of funding consist primarily of deposits ($102.6 billion), supplemented by wholesale funding ($19.3 billion) • Diversified wholesale funding mix, primarily including borrowings from the Federal Home Loan Bank (FHLB) of San Francisco, the parent (Total Loss Absorbing Capacity debt), and unsecured term debt in the capital markets • Unused FHLB capacity is $20.6 billion MUAH Total Funding Profile MUAH Wholesale Funding Profile Other LT Borrowings¹: 0.1% $ in billions Wholesale Funding: 13.4% FHLB Repos: 15.3% 8.4 TLAC 6.8 Unsecured Term Debt 3.1 Deposits: 71.2% CP & Other ST Borrowings 0.6 Other Wholesale Funding 0.4 1. Includes non-recourse debt MUFG Americas Holdings Corporation Investor Presentation, 2Q20 26

High Quality Investment Portfolio 1 Investment Portfolio Commentary ($ in billions) • Agency residential and commercial mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae • Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties • CLOs consist of structured finance products that securitize a diversified pool of loan assets into multiple classes of notes • Other debt securities primarily consist of direct bank purchase bonds, which are not rated by external credit rating agencies Investment Portfolio Distribution2 Non-Agency RMBS: 2.9% US Treasury and Govt-Agency: 21.5% Non-Agency CMBS: 17.1% CLOs: 5.7% Direct Bank Purchase Bonds: 3.9% Other: 0.8% Agency MBS: 48.2% 1. Source: Fair value of securities in MUAH 10-Q Filing as of June 30, 2020 and March 31, 2020 respectively 2. Source: MUAH 10-Q Filing as of June 30, 2020; may not total 100% due to rounding MUFG Americas Holdings Corporation Investor Presentation, 2Q20 27

Interest Rate Risk Management of Exposures Other Than Trading Net Interest Income (NII) Sensitivity ($MM) Effect on NII % of Base Case NII $146.6 $149.6 +200 $107.3 bps 5.18% 5.35% 3.50% $28.1 $21.7 1.04% 0.74% (1.71)% 12-month horizon (2.37)% $(50.3) (3.06)% (2.87)% (2.89)% $(65.6) $(81.3) $(80.9) Gradual parallel yield curve shift over $(93.5) -100 bps 2Q19 3Q19 4Q19 1Q20 2Q20 Effect on NII % of Base Case NII For additional information regarding estimates and assumptions used in our net interest income sensitivity analysis see “Market Risk Management - Interest Rate Risk Management” in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K. MUFG Americas Holdings Corporation Investor Presentation, 2Q20 28

Strong and High Quality Capital Base

MUAH's capital ratios exceed the average of the Reference Banks[1]

	Reference Banks' Average[1]	MUAH Capital Ratios			
Capital ratios:	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Regulatory:					
Common Equity Tier 1 risk-based capital ratio	10.26%	14.48%	13.88%	14.10%	13.81%
Tier 1 risk-based capital ratio	11.79	14.48	13.88	14.10	13.81
Total risk-based capital ratio	14.16	15.65	14.79	14.73	14.48
Tier 1 leverage ratio	8.59	8.94	8.91	8.88	8.62
Other:					
Tangible common equity ratio[2]	7.49	8.88	8.84	8.45	8.19

- MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III Rules. Under the revised Enhanced Prudential Standards (EPS) and joint agency capital and liquidity Tailoring Rules, MUAH is subject to Category IV requirements
- The increase in the second quarter of 2020 Common Equity Tier 1/Tier 1 ratio to 14.46% over the first quarter 2020's 13.88% position was driven primarily by a $4.0 billion reduction in RWA
- In June 2020, the Company received notice that the Federal Reserve Board (FRB) completed its review of MUAH's Annual Capital Plan and notice of its preliminary stress capital buffer requirement which will become effective October 1, 2020
- Due to the significant uncertainty caused by COVID-19, the FRB is requiring all CCAR firms, including MUAH, to reassess their capital needs and resubmit their capital plans to the FRB within 45 days after the Federal Reserve releases new supervisory scenarios

1. Reference Banks consist of 12 CCAR-filing public regional banks listed on slide 24 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through July 24, 2020 (Source: SNL Financial)
2. Non-GAAP financial measures. Refer to our separate reconciliation of no-GAAP financial measures in our 10-K and 10-Q for year/quarter ended June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

29

Strong Credit Ratings

For the rating agencies, strong capital and conservative asset quality help offset MUAH's lower profitability and a higher level of wholesale funding relative to peers

Senior Unsecured / ST	Moody's[1]	S&P[2]	Fitch[3]
Mitsubishi UFJ Financial Group, Inc. *Parent*	A1 P-1	A- -	A- F1
MUFG Bank, Ltd. *OpCo*	A1 P-1	A A-1	A- F1
MUFG Americas Holdings Corporation *Intermediate Holding Co.*	A2 -	A- A-2	A F1
MUFG Union Bank, N.A. *OpCo*	A2 P-1	A A-1	A F1
MUFG Securities Americas Inc. *Broker Dealer*	N/R	A A-1	A F1

Reference Banks' Credit Ratings (7/24/2020)

	Holding Company Ratings			Bank Ratings		
Long-term ratings	S&P	Moody's	Fitch	S&P	Moody's	Fitch
U.S. Bancorp	A+	A1	AA-	AA-	A1	AA-
Wells Fargo & Company	BBB+	A2	A+	A+	Aa2	AA-
Bank of America Corp.	A-	A2	A+	A+	Aa2	AA-
JPMorgan Chase & Co.	A-	A2	AA-	A+	Aa2	AA
MUAH	A-	A2	A	A	A2	A
Truist Financial Corp.	A-	A3	A+	A	A2	A+
PNC Financial Services	A-	A3	A+	A	A2	A+
M&T Bank	A-	A3	A	A	A3	A
Citigroup Inc.	BBB+	A3	A	A+	Aa3	A+
Comerica	BBB+	A3	A-	A-	A3	A-
Fifth Third Bancorp	BBB+	Baa1	A-	A-	A3	A-
KeyCorp	BBB+	Baa1	A-	A-	A3	A-
Huntington	BBB+	Baa1	A-	A-	A3	A-
Capital One Financial Corp.	BBB	Baa1	A-	BBB+	Baa1	A-
Citizens Financial Group	BBB+	NR	BBB+	A-	Baa1	BBB+
Regions Financial Corp.	BBB+	Baa2	BBB+	A-	Baa2	BBB+
Zions Bancorporation	-	-	-	BBB+	Baa2	BBB+

1. On November, 21, 2019, Moody's affirmed MUFG's ratings with a stable outlook. On December 4, 2019, Moody's affirmed the ratings of MUAH and MUB and the outlook was changed to negative from stable.

2. On April 24, 2020, S&P revised MUAH and MUB's outlook to stable from positive. The change in outlook is followed by S&P's revision to the MUFG Group's outlook to stable from positive due to S&P's expectation that economic strain from the COVID-19 pandemic will put prolonged pressure on the asset quality and revenue of MUFG lowering the likelihood of MUFG Group being upgraded.

3. On May 1, 2020, Fitch affirmed MUAH, MUB and MUSA's long and short-term ratings. The Rating Watch Negative (assigned on April 16, 2020) has been removed and a negative outlook has been assigned due to concerns on the impact from COVID-19. On April 8, 2020, Fitch downgraded MUFG and MUFG Bank to A-/F1 outlook stable from A/F1 outlook negative. The downgrade was based on Fitch's view of a weaker and more challenging operating environment for Japanese banks as a result of COVID-19. On August 4, 2020, Fitch revised MUFG and MUFG Bank's outlook to negative from stable driven by the outlook revision on the Japan sovereign and the sensitivity to the group's Viability Ratings to the downside.

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

30

Appendix 31

MUFG's Journey in the Americas We serve our corporate and investment banking clients under the MUFG Brand; our consumer, wealth, and commercial Corporate and Investment Integration banking clients MUFG builds global banking formed of U.S. Banking under the Union network of overseas Operations Bank brand; and our bases comparable to Union Bank, formerly Union Bank becomes under MUAH/ Stephen Cummings direct banking major banks of known as Bank of wholly owned subsidiary of MUFG Union is named business under the Europe and U.S. California, is formed MUFG Bank CEO for the Americas PurePoint brand 1864 1970s 2008 2014 2015 2017 Today 1880 1988 2010 - 2013 2016 2019 2020 MUFG, formerly known MUFG acquires Acquired: Formation MUAH as Intermediate Acquired Intrepid Union Bank will as Yokohama Specie Union Bank • Tamalpais Bancorp (2010) of Regional Holding Company Investment use the FIS Bank, Bank of Tokyo, is ~$600 million assets Bank under Consolidates MUFG U.S. Bankers Modern formed Single Subsidiaries, including Banking • Frontier Bank (2010) Leadership MUFG Securities Americas Acquired Trade Platform to co- ~$3 billion assets (Enhanced Prudential Payable Services develop and Standards Implementation) (TPS), a leading co-engineer • Pacific Capital Bancorp (2012) supply chain systems that ~$6 billion assets finance platform, will be core to from GE Capital the banking • Smartstreet (2012) transformation ~$1 billion assets Acquired First program State • First Bank (2013) Investments (US) ~$550 million assets LLC as subsidiary of • PB Capital (2013) MUFG Fund ~$3.5 billion assets Services, a direct subsidiary of MUAH MUFG Americas Holdings Corporation Investor Presentation, 2Q20 32

Leadership Team and Board of Directors



Stephen Cummings

MUFG	MEO, REA and MEO of GCIB Business Group
MUFG Bank	MEO, REA, Deputy Chief Executive,GCIB Business Unit and CEO for MUAH, GCIB Business Unit
MUAH /MUB	President & CEO



Kazuo Koshi

MUFG	MEO, Group Deputy COO-I Deputy Group Head, GCIB Business Group
MUFG Bank	MEO, Deputy COO-I Deputy Chief Executive, GCIB Business Unit
MUAH /MUB	Executive Chairman



Ryoichi Shinke

MUFG	MEO, Deputy REA
MUFG Bank	MEO, Deputy REA, with oversight of Canada and Latin America operations
MUAH /MUB	Deputy REA



GLOBAL CORPORATE & INVESTMENT BANKING (GCIB)

Kevin Cronin
Head of Corporate & Investment Banking - Americas



TRANSACTION BANKING

Ranjana Clark
Head of Transaction Banking



FINANCE

Johannes Worsoe
Chief Financial Officer



LEGAL

Michael Coyne
General Counsel



REGIONAL BANK

Greg Seibly
Head of Regional Banking



MUFG SECURITIES AMERICAS (MUSA)

William Mansfield
Regional Head of Global Markets / CEO MUSA



RISK

Donna Dellosso
Chief Risk Officer



HUMAN RESOURCES

Amy Ward
Chief Human Resources Officer



JAPANESE CORPORATE BANKING

Daisuke Bito
Head of Japanese Corporate Banking for the Americas



CHIEF OF STAFF

Masatoshi Komoriya
Chief of Staff



OPERATIONS & TECHNOLOGY

Christopher Higgins
Chief Information & Operations Officer
Head of the Transformation Program



OPERATIONAL EFFECTIVENESS

Francesca Lindner
Chief Operational Effectiveness Officer

MUAH/MUB Board Members

Independent Board Members

- Roberta (Robin) A. Bienfait
- John R. Elmore
- Michael D. Fraizer
- Ann F. Jaedicke
- Suneel Kamlani*
- Barbara L. Rambo
- Toby S. Myerson
- Dean A. Yoost

Shareholder Appointees

- Kazuo Koshi
- Stephen Cummings
- Masahiro Kuwahara
- Hiroshi Masaki
- Kazuto Uchida

MEO: Managing Executive Officer
REA: Regional Executive for the Americas
* Mr. Kamlani serves only on the Board of Directors of MUFG Americas Holdings Corporation

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

33

MUFG Americas takes pride in our Achievements in Banking and Serving Our Communities

MUFG Inclusion & Diversity Achievements

Bloomberg: Gender Equality Index, 2017-2020

Human Rights Campaign: 100% Corporate Equality Index, 2014-2020

DiversityInc. Noteworthy Company, 2020

25 Women to Watch and 25 Most Powerful Women in Banking, 2011-2019

U.S. Veterans Magazine: Best of the Best, 2017-2020

Black EOE Journal: Top Employer, Top LGBT-Friendly Employer, and Top Financial & Banking Company, 2010-2020

Strategic Partnerships

We support and partner with professional development and community organizations that align with our inclusion and diversity strategy, including:

- Asian Pacific Islander Scholarship Fund (APIASF)
- DiversityInc Best Practices
- Elevate Enterprise Resource Group (ERG), by Spectrum Knowledge
- Equality California Institute
- Financial Women Association, NY
- National Latina Business Women Association
- National Veterans Transition Services
- Prism International, Inc. - Association of ERGs & Councils
- United Negro College Fund (UNCF)

Corporate Social Responsibility for the Americas

Philanthropic Commitment to Communities

61,088 hours
Volunteer hours[3] completed by MUFG Union Bank employees in 2019

10 million+
Individuals provided with basic needs[1]

7,900+
New businesses created[1]
The MUFG Union Bank Foundation invests in small business technical assistance and access to capital programs with the goal of helping entrepreneurs expand their businesses

CRA Rating of Outstanding Community Service Action Plan Goals

$41 billion
In total pledged commitments under our 5-year Community Service Action Plan[1]

$11.1 billion
In environmentally sustainable finance[1]

34%
Reduction commitment in greenhouse gas emissions[2]

$2.0 billion
In lending and investments to support affordable housing[1]

1. For the year ended 12/31/2018
2. For the twelve months ended 3/31/2019
3. For the year ended 12/31/2019

MUFG Americas Holdings Corporation Investor Presentation, 2Q20

34

MUAH Unsecured Long-Term Debt Outstanding and Maturity Schedule1 As of June 30, 2020 MUFG Americas Holdings Corp. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $400MM 3.50% Notes due 6/2022 $3,250MM Floating Rate Term Loan due 12/2022 -- -- $400MM 3.00% Notes due 2/2025 $125MM Floating Rate Term Loan due 12/2022 $1,625MM Floating Rate Term Loan due 12/2023 $1,765MM Floating Rate Term Loan due 12/2023 €21.7MM Floating Rate Term Loan due 12/2023 MUFG Union Bank, N.A. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $1000MM 3.15% Notes due 4/2022 -- -- $300MM Floating Rate Notes due 3/2022 $700MM 2.10% Notes due 12/2022 $300MM Floating Rate Notes due 12/2022 Other MUAH Subsidiaries Senior Subordinated Preferred External Issued to MUFG Bank / Affiliates External Issued to MUFG Bank / -- $250MM Floating Rate Term Loans due 12/2020 - 5/2021 -- -- $104MM Fixed Rate Term Loans due 9/2020 - 6/2023 Long-Term Debt Redemption Schedule - Next 10 Years MUB Term Debt MUAH Term Debt Other MUAH Subs² 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 1. Excludes non-recourse debt, junior subordinated debt, FHLB Loans and capital leases 2. Based on various float and fixed rate borrowings due between 2020 and 2023 MUFG Americas Holdings Corporation Investor Presentation, 2Q20 35

Contacts Contacts Daniel Weidman Stanley Cecala Managing Director, Corporate Communications Director, Investor Relations 213-236-4050 212-782-5629 daniel.weidman@unionbank.com stanley.cecala@unionbank.com Investor Relations MUFG Americas Holdings Corporation 212-782-6872 DebtCapitalMarketsIR@unionbank.com MUFG Americas Holdings Corporation Investor Presentation, 2Q20 36